SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2002

INVIVO CORPORATION

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-15963	77-0115161

(Commission File Number)	(IRS Employer Identification No.)

4900 Hopyard Road, Suite 210, Pleasanton, CA	94588

(Address of principal executive offices)	(Zip code)

(925) 468-7600

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 2: DISPOSITION OF ASSETS.
ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX
Exhibit 2.1
Exhibit 99.1

ITEM 2: DISPOSITION OF ASSETS.

     On May 10, 2002, Invivo Corporation (the “Registrant”) completed its sale of substantially all of the assets and the transfer of certain liabilities of Sierra Precision, a wholly-owned subsidiary of the Registrant, to 3D Instruments, LLC (“3D Instruments”). Sierra Precision is a manufacturer of gauges that monitor and control oxygen flow for safety, industrial and governmental markets. The final purchase price was approximately $4.9 million, of which $170,000 is being held in escrow for a period of 120 days as collateral with respect to the satisfaction of certain conditions. The purchase price was derived based in large part on a valuation of the accounts receivable, inventory and fixed and other assets of Sierra Precision. In addition, the Registrant entered into an agreement to not compete with the business of Sierra Precision for a period of three years. The other terms of the transaction are set forth in the Asset Purchase Agreement dated April 20, 2002, between the Registrant, Sierra Precision, and 3D, which is attached as Exhibit 2.1 to this report and is incorporated into this report by reference.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(b)	Pro Forma Financial Information.

The following pro forma financial information is filed as Exhibit 99.1 to this report and is hereby incorporated into this report by reference:

Unaudited Pro Forma Consolidated Statement of Income for the Fiscal Year Ended June 30, 2001

Notes to Unaudited Pro Forma Consolidated Financial Statements

The Registrant previously filed a Consolidated Balance Sheet as of March 31, 2002 and a Consolidated Statement of Income for the nine months ended March 31, 2002 that reflected the sale of Sierra Precision. This balance sheet and statement of income were included in the Registrant’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2002.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated as of April 20, 2001, by and between the Registrant, Sierra Precision, and 3D Instruments.
99.1	Unaudited Pro Forma Financial Information of the Registrant:
Unaudited Pro Forma Consolidated Statement of Income for the Fiscal Year Ended June 30, 2001
Notes to Unaudited Pro Forma Consolidated Financial Statements

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2002	INVIVO CORPORATION

	By:	/s/ JOHN F. GLENN

John F. Glenn Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated as of April 20, 2001, by and between the Registrant, Sierra Precision, and 3D Instruments.
99.1	Unaudited Pro Forma Financial Information of the Registrant:
Unaudited Pro Forma Consolidated Statement of Income for the Fiscal Year Ended June 30, 2001
Notes to Unaudited Pro Forma Consolidated Financial Statements